Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

MAP Pharmaceuticals, Inc. Prices Public Offering of Common Stock

MOUNTAIN VIEW, Calif., August 1, 2012 /PRNewswire via COMTEX News Network/ — MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) today announced the pricing of an underwritten public offering of 3,880,598 shares of its common stock at a price of $13.40 per share to the public. All of the shares are being sold by MAP Pharmaceuticals. The gross proceeds to MAP Pharmaceuticals from this offering are expected to be approximately $52 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by MAP Pharmaceuticals. The offering is expected to close on or about August 6, 2012, subject to the satisfaction of customary closing conditions. MAP Pharmaceuticals has also granted the underwriters a 30-day option to purchase an additional 582,088 shares of common stock. MAP Pharmaceuticals intends to use the proceeds from the offering for general corporate purposes and commercialization activities for LEVADEX®, an orally inhaled investigational drug for the acute treatment of migraine.

BofA Merrill Lynch is acting as the sole book-running manager for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. The offering is being made by means of a prospectus and related prospectus supplement. Copies of the prospectus supplement may be obtained, when available, from the offices of BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10038, Attn: Prospectus Department, or email dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MAP Pharmaceuticals

MAP Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing new therapies to address patient needs in neurology. The Company is developing LEVADEX®, an orally inhaled investigational drug for the acute treatment of migraine.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to our expectations regarding the completion of the public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering and the impact of general economic, industry or political conditions in the United States or internationally. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to the public offering, MAP Pharmaceuticals and our business can be found under the heading “Risk Factors” in our most recent Form 10-Q filed with the SEC, in other filings that we periodically make with the SEC, and in the prospectus supplement related to the offering to be filed with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

CONTACT: Christopher Y. Chai, Sr. Vice President and Chief Financial Officer of MAP Pharmaceuticals, Inc., (650) 386-3107; or media, Lisa Borland, (650) 386-3122, lborland@mappharma.com.

SOURCE MAP Pharmaceuticals, Inc.

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